SRE FEE AGREEMENT
THIS FEE AGREEMENT (this “Agreement”) is entered into effective as of July 24, 2014 (the “Effective Date”), by and between IMH Financial Corporation, a Delaware corporation (“IMH”), and SRE Monarch, LLC, a Delaware limited liability company (“SRE”).
In consideration of the covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.    Initial Term. The initial term of this fee arrangement shall commence on the Effective Date and expire on the earlier of (a) the third (3rd) anniversary of the Effective Date, or (b) the first day hereafter on which neither SRE nor any of its affiliates owns or controls, directly or indirectly, any shares of Series B-2 cumulative convertible preferred stock, whether on account of the redemption, conversion or transfer of such shares (the “Initial Term”). As used in this Agreement, the “Term” shall mean the Initial Term, together with any Renewal Term (as defined below).
2.    Renewal Term. Upon the expiration of the Initial Term, provided this Agreement has not been terminated by IMH or SRE pursuant to the terms of this Agreement, the Initial Term shall be automatically extended for successive two (2) year terms (each, a “Renewal Term”) unless either IMH or SRE gives the other a written notice of non-renewal at least two hundred and seventy days (270) days prior to the expiration of the Initial Term or the applicable Renewal Term (the “Non-Renewal Notice”). If any such Non-Renewal Notice is not given, this Agreement shall immediately and automatically renew and shall terminate at the end of the then applicable Renewal Term. Any such Non-Renewal Notice shall be communicated by written notice (a “Notice of Termination”) from one party hereto to the other party hereto in accordance with Section 7.10.
3.    Fees.    If during the Term, IMH or any of its affiliates, directly or indirectly, make or enter into any loan or investment in preferred equity or mezzanine securities and such loan or investment arose from an opportunity originated or identified by SRE: IMH shall pay or cause to be paid to SRE: (i) a fee equal to 1.5% of the total amount or gross amount of any such investment or loan that has a scheduled maturity date of greater than two (2) years; and (ii) a fee equal to 1% of the total amount or gross amount of any such loan that has a scheduled maturity date of two (2) years or less. If any third party broker or other financial intermediary is involved in any such loan or investment, then SRE shall only be entitled to fifty percent (50%) of the applicable fee described above. Any fees due to SRE under this Agreement shall be paid immediately upon closing of the corresponding loan or investment. The fees due to SRE hereunder shall not include any fees the receipt of which requires a license as a registered broker-dealer, investment adviser or underwriter. To the extent that IMH elects to implement or effect any securities transaction, IMH shall do so independent of SRE and through, including, without limitation, legal counsel, auditors, financial advisors and underwriters, as applicable, among other qualified experts.
4.    Representations, Warranties and Covenants.

4.1    SRE. SRE represents, warrants and covenants to IMH as follows:
4.1.1    Organization. SRE is duly organized, validly existing and in good standing under the laws of its organization and has the requisite power and authority to carry on its business as now being conducted.
4.1.2    Authority; Binding Obligation. SRE has all requisite power and authority to enter into this Agreement and perform the Services. The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of SRE. This Agreement has been duly executed and delivered by SRE and, assuming due execution and delivery by IMH, constitutes the valid and binding obligation of SRE, enforceable against SRE in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.
4.1.3    Conduct. SRE shall perform the Services in a diligent, timely and competent manner. SRE has not held itself out as (x) a broker-dealer, or as a person qualified to render the services of a broker-dealer, or (y) a party willing or able to execute trades or assist others in routing or completing securities transactions. Upon the expiration or earlier termination of the Term, at the request of IMH, SRE shall return to IMH all property received by SRE in connection with providing Services hereunder then in SRE’s possession.
4.2    The Company. IMH represents, warrants and covenants to SRE as follows:
4.2.1    Organization. IMH is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on IMH’s business as now being conducted.
4.2.2    Authority; Binding Obligation. IMH has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of IMH. This Agreement has been duly executed and delivered by IMH, and, assuming due execution and delivery by SRE, constitutes the valid and binding obligation of IMH, enforceable against IMH in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

5.    Relationship. IMH and SRE intend (a) that this Agreement shall not be an employment agreement, and (b) that SRE shall be an independent contractor and not an employee. SRE (and all employees and members thereof) shall operate at all times as an independent contractor of IMH. Without limiting the generality of the foregoing, nothing in this Agreement shall be construed as creating an employer/employee relationship, partnership, joint venture, or other business group between SRE and IMH.
6.    Confidentiality. SRE agrees that neither it nor its directors, officers, employees, members, managers, partners, agents or representatives (collectively, its “Representatives” and together with SRE, the “SRE Parties”) shall use or disclose at any time, either during the term of this Agreement or thereafter, any Confidential Information of which any such SRE Party is or becomes aware pursuant to this Agreement, provided that any SRE Party may disclose any such information to any other SRE Party, and use such information, in connection with customary activities incident to SRE’s investment in IMH, including monitoring, reporting or analysis with respect thereto, but not in connection with effecting any transactions in securities of IMH.  Notwithstanding the foregoing, any SRE Party may truthfully respond to a lawful and valid subpoena or other legal process, but shall give IMH prior written notice thereof (to the extent lawfully permitted to do so), and any SRE Party may disclose such Confidential Information to the extent necessary or appropriate in connection with any audit or review by any governmental or regulatory authority.  As used in this Agreement, the term “Confidential Information” means information not generally known to the public that any such SRE Party obtains from IMH, any of its affiliates or any of their authorized representatives or agents regarding the business, operations, financial condition, prospects or plans of IMH or any of its affiliates.  Confidential Information, however, at any time, shall not include any information that is generally available to the public as of such date (other than as a result of any breach hereof by an SRE Party), nor shall it include any information that any SRE Party obtained from any Person other than IMH, its affiliates and their representatives or agents, provided that any such Person was not known by the corresponding SRE Party to be subject to a duty or contractual obligation to maintain such information in confidence. In any event, SRE will be responsible for any breach of this Section 6 by any of its Representatives and SRE agrees, at its sole expense, to take all reasonable measures to assure that its Representatives do not make any prohibited or unauthorized disclosure or use (including in legal proceedings) of the Confidential Information.
7.    Miscellaneous.
7.1    Successors; No Assignment by SRE. This Agreement shall not, without the prior written consent of IMH be assignable by SRE, other than to a controlled affiliate of SRE. This Agreement may only be assigned by IMH to a successor to all or substantially all of the business or assets of IMH and shall be binding upon, and inure to the benefit of, such successor. IMH shall require any such successor to assume expressly and agree to perform this Agreement in the same manner and to the same extent that IMH would be required to perform it if no such succession had taken place. As used herein, “successor” or “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the ownership of IMH or to which IMH assigns this Agreement by operation of law of otherwise.

7.2    Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be binding unless in writing and signed by the party asserted to have granted such waiver.
7.3    Modification. This Agreement may not be amended or modified other than by a written agreement executed by IMH and SRE.
7.4    Complete Agreement. This Agreement (including, without limitation, the Schedules attached hereto), together with the Transaction Documents (as defined in the Series B-2 Cumulative Convertible Preferred Stock Subscription Agreement, dated as of the date hereof, by and between IMH and SRE), now or hereafter in effect, contains the entire agreement and final understanding between the parties hereto with respect to the subject matter addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or executed, whether written or oral, with SRE and IMH concerning the subject matter hereof. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against any party hereto. This Agreement constitutes an integrated agreement.
7.5    Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction or an arbitrator, as the case may be, to be invalid, prohibited or unenforceable under any present or future law, and if the rights and obligations of any party under this Agreement shall not be materially and adversely affected thereby, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction, and to this end, the provisions of this Agreement are declared to be severable. Furthermore, in lieu of such invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
7.6    Governing Law. This Agreement shall, without regard to principles of conflict of laws, be governed by the laws of the State of Delaware as to all matters, including, without limitation, matters of validity, construction, effect and performance.
7.7    Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

7.8    Attorneys’ Fees. IMH shall reimburse SRE for any and all attorneys’ fees and costs relating to the negotiation and execution of this Agreement. In the event of a legal dispute between the parties hereto, the prevailing party shall be entitled to receipt from the losing party of all attorneys’ fees and costs related thereto.
7.9    Jurisdiction; Waiver of Jury Trial. Any judicial proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought only in the state or federal courts of the State of Arizona, and by the execution and delivery of this Agreement, each of the parties hereto accepts for themselves the exclusive jurisdiction of the aforesaid courts and irrevocably consents to the jurisdiction of such courts (and the appropriate appellate courts) in any such proceedings, waives any objection to venue laid therein and agrees to be bound by the judgment rendered thereby in connection with this Agreement or any agreement identified herein. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT.
7.10    Notices. Any notice to be given hereunder by any party to the other may be effected by personal delivery, in writing, or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses set forth on the signature page hereof, but each party may change its address by written notice in accordance with this Section 7.10. Notices shall be deemed communicated as of the actual receipt or refusal of receipt.
7.11    Headings; Construction. The section and paragraph headings and titles contained in this Agreement are inserted for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.

8.    Indemnification. To the maximum extent permitted by law, IMH and its respective successors and assigns (the “Indemnitor”) shall indemnify, protect, defend and hold harmless SRE (and its members, employees, representatives and agents) (the “Indemnitee”) from, for, and against any and all claims, liabilities, liens, fines, demands, lawsuits, actions, losses, damages, injuries, judgments, settlements, costs or expenses whether asserted in law or in equity and including any claims made by regulatory agencies asserted against the Indemnitee arising out of, in whole or in part, the actions or commissions of the Indemnitor, this Agreement or the services contemplated hereby, other than those which have arisen from the Indemnitee’s gross negligence, willful misconduct or material breach of this Agreement (hereinafter, collectively, “Claims”). The Indemnitor shall provide a legal defense with counsel reasonably approved by the Indemnitee upon the first notice the Indemnitee sends to the Indemnitor and the Indemnitor shall continue to provide such defense to the Indemnitee until the matter is fully resolved by either final judgment, settlement, or other release executed by the Indemnitee. The Indemnitor shall indemnify the Indemnitee from, for and against all Claims, including, without limitation, all legal fees, costs and expert fees and costs that the Indemnitee may directly or indirectly sustain, suffer or incur as a result thereof. The Indemnitor shall and does hereby assume on behalf of the Indemnitee, upon the Indemnitee’s written demand, the amount of any costs allowed by law, and costs identified herein, any settlement reached or any judgment that may be entered against the Indemnitee, as a result of such Claims. The obligations of the Indemnitor pursuant to this Section 8 shall survive the expiration or earlier termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

“IMH”

IMH Financial Corporation, a Delaware corporation

By:	/s/ Steven T. Darak
Name: Steven T. Darak
Its: Chief Financial Officer

Address for the Purpose of Notice:

4900 N. Scottsdale Rd #5000
Scottsdale, AZ 85251

“SRE”

SRE Monarch, LLC, a Delaware limited liability company

By:	Singerman Real Estate Management Company, L.P., a Delaware limited partnership
Its:	Manager

By:	/s/ Seth Singerman
Name: Seth Singerman
Its: Manager

Address for the Purpose of Notice:

980 N. Michigan Ave.
Suite 1660
Chicago, IL 60611

[Signature Page to SRE Fee Agreement]